FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS RECORD FISCAL THIRD QUARTER NET SALES, ADJUSTED NET INCOME, ADJUSTED MARGINS, AND OPERATING CASH FLOW
Company Provides Guidance for Calendar Year 2015 and
Three-Year Organic Net Sales Growth Rate Goals

Third Quarter FY 2015 Highlights:

•	Delivered record fiscal third quarter net sales of $1.05 billion.

•
Excluding the effect of the pre-closing debt and equity issuances related to the Omega Pharma (Omega) acquisition, fiscal third quarter adjusted net income increased 41% to a third quarter record of $249 million, with adjusted diluted earnings per share of $1.85 also up 41%.

•	Reported fiscal third quarter GAAP net loss of $95 million and GAAP diluted loss per share of $0.67 driven by Omega-related charges.

•	Achieved record fiscal third quarter adjusted gross margin of 45.7% (GAAP gross margin of 36.1%) and record adjusted operating margin of 29.8% (GAAP operating margin of 19.0%).

•	Generated record third quarter operating cash flow of $268 million.

Outlook:

•	The Company expects calendar year 2015 adjusted earnings per diluted share range of $7.50 to $8.00, an increase of 20% to 28% over calendar 2014 adjusted earnings per share.

•	Perrigo's calendar 2014 to 2017 three-year compound annual growth rate goal for consolidated organic net sales is 5-10%.

Dublin, Ireland - April 21, 2015 - Perrigo Company plc (NYSE: PRGO; TASE) today announced results for its third quarter ended March 28, 2015.

Chairman, President and CEO Joseph C. Papa commented, “Our results - highlighted by record fiscal third quarter net sales, adjusted net income, adjusted margins and operating cash flow - are evidence of the strength of both our management team and our unique business model. We delivered over 40% growth in adjusted net income. Now, with the successful completion of the Omega acquisition on March 30, Perrigo is a top 5 global OTC company, better positioned than ever to deliver on our leading market positions, unrivaled global manufacturing and distribution capabilities, unparalleled customer relationships, and broad portfolio of products to continue to deliver superior value for shareholders. Our confidence in the future, as consumers around the world increasingly seek greater choice and value in their healthcare, is reflected in the guidance we are providing today."

Refer to Tables I, II and III at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are summarized in the attached Consolidated Statements of Operations, Balance Sheets and Cash Flows.

Perrigo Company plc
(in millions, except per share amounts)
(see the attached Table I for reconciliation to GAAP numbers)
(YoY % Change may not calculate due to rounding)

	Fiscal 2015	Fiscal 2014
	Third Quarter Ended	Third Quarter Ended	YoY
	3/28/2015	3/29/2014	% Change
Net Sales	$1,049.1	$1,004.2	4%
Reported Net Income	$(94.9)	$48.1	-297%
Adjusted Net Income	$248.5	$176.2	41%
Reported Diluted EPS	$(0.67)	$0.36	-286%
Adjusted Diluted EPS	$1.85	$1.31	41%
Reported Diluted Shares	140.8	134.3	5%
Adjusted Diluted Shares	134.5	134.3	—%

Third Quarter Results

Net sales in the quarter were $1.05 billion, an increase of 4% over the third quarter of fiscal 2014, primarily attributable to $81 million in new product sales and $29 million in incremental royalty sales of Tysabri®. This increase was offset partially by $23 million in discontinued products, $21 million of unfavorable foreign currency movements, and lower sales volumes in VMS and Consumer Healthcare contract manufacturing.

Excluding charges as outlined in Table I at the end of this release, third quarter fiscal 2015 adjusted net income increased 41% to $249 million or $1.85 per diluted share versus $1.31 for the same period last year.

Segment Results

Consumer Healthcare

Net sales were $537 million, flat with the prior year, reflecting new product sales of $25 million and an increase in sales of existing products of $28 million (primarily in the cough/cold, smoking cessation and analgesics categories). These increases were offset by a number of factors including a decline of $13 million in contract (OTC contract manufacturing categories), discontinued products of $13 million and $7 million in unfavorable foreign currency movements.

Adjusted gross profit percent to sales grew 90 basis points as a result of manufacturing efficiencies, purchasing savings and improved product mix.

Adjusted operating income of $102 million improved $10 million, or 11%, compared to the prior year due to 90 basis points improvement in operating profit and lower selling expenses.

Nutritionals

Net sales of $130 million, a decrease of $8 million over the prior year, included new product sales of $16 million, discontinued products of $9 million and $11 million in lower year-over-year sales in the VMS category.

Third quarter adjusted gross profit percent to sales grew 170 basis points due to product mix, manufacturing efficiencies and a $2 million insurance recovery in the quarter.

Adjusted operating income of $18 million improved $2 million, or 11%, compared to the prior year.

Rx Pharmaceuticals

Net sales of $252 million, an increase of $28 million over the prior year, were driven by new product sales of $40 million. The results were driven by the successful launches of clobetasol spray and testosterone 1.0%. Adjusted gross profit percent to sales increased 520 basis points as a result of higher margin new product sales and pricing initiatives enacted in the first quarter of fiscal 2015.

Adjusted operating income of $120 million improved $20 million, or 20%, compared to the prior year despite a $6 million investment in the specialty pharmaceuticals sales force.

API

Net sales of $31 million, a decrease of $1 million over the prior year, includes $2 million in unfavorable changes in foreign currency movements. Adjusted operating income of $11 million improved by $4 million, or 51%, due to product mix and management's actions to contain costs during the quarter.

Specialty Sciences

The Company recognized $82 million of royalty revenue related to Biogen's global sales of its Multiple Sclerosis drug Tysabri®. The increase over fiscal 2014 was driven by the higher royalty rate of 18% this year versus 12% last year and the absence of an R&D project.

Segment Reporting and Fiscal Year-End Change
As disclosed on the Form 8-K dated December 18, 2014, Perrigo Company plc is changing its fiscal year-end to begin on January 1 and end on December 31 of each year, starting on January 1, 2016. Beginning with this earnings release, full year guidance will be provided on a calendar year basis. In conjunction with the closing of Omega, the Company changed its reporting segments to better align with the Company's organizational structure. These organizational changes were made to optimize the Company's structure to better serve customers. The Company's new reporting segments will be:

•
Consumer Healthcare, which will include the legacy Consumer Healthcare business and the legacy Nutritionals (infant nutrition and VMS) business to create one consumer facing segment. This segment will also include the legacy Israel Pharmaceuticals and Diagnostics business, previously reported in the “Other” category.

•	Branded Consumer Healthcare, which will comprise the newly acquired Omega business.

•	Rx Pharmaceuticals, which will continue to comprise the legacy Rx Pharmaceuticals business.

•	Specialty Sciences, which will continue to comprise royalties from Tysabri®.

•	Other, which will comprise the legacy Active Pharmaceutical Ingredients (API) business.

The changes to the fiscal year end and reporting segments have no impact on the Company’s historical consolidated financial position, results of operations, or cash flows. In order to aid in comparability to historical financial data, the Company has recast selected financial statements and metrics utilizing the new calendar fiscal year and reporting segments. A current report on Form 8-K containing this information will be issued today.

Forward-Looking Guidance

In conjunction with the conversion to a calendar year reporting cycle and the acquisition of Omega, Perrigo is issuing forward-looking consolidated calendar 2015 guidance(1) of:

•	Net sales between $5.4 billion and $5.7 billion.

•	Adjusted distribution, selling, general and administrative expenses as a percent of total net sales of approximately 17.5%.

•	Adjusted research and development (R&D) expense as a percent of total net sales of approximately 3.5%.

•	Adjusted operating margin as a percent of total net sales of approximately 27%.

•	Operating cash flow of approximately $1.2 billion.

•	Capital expenditures between $125 million and $155 million.

•	Interest expense of approximately $170 million.

•	Adjusted effective tax rate of approximately 17%.

•	Adjusted earnings per diluted share between $7.50 and $8.00.

On a segment basis:

•	Consumer Healthcare net sales are expected to represent approximately 50% of consolidated net sales.

•	Branded Consumer Healthcare net sales are expected to represent approximately 20% of consolidated net sales.(1)

•	Rx Pharmaceuticals net sales are expected to represent approximately 20% of consolidated net sales.

(1) Omega is included in the above guidance from the March closing, or 9 months, translated at €1 = 1.09 USD.

Perrigo's calendar 2014 to 2017 three-year compound annual growth rate goal for consolidated organic net sales is 5-10%. This goal applies with or without Omega proforma for calendar 2014 translated at a constant currency rate for all periods.

Non-GAAP guidance for calendar 2015 excludes amortization of intangibles, restructuring, and unusual litigation charges, along with transaction and financing costs related to the Omega acquisition.  At this time, a reconciliation to GAAP for these measures for calendar 2015 is not available without unreasonable effort.  The Company expects that the unavailable reconciling items, which primarily include the amortization of intangibles and non-cash charges related to Omega, along with other expenses not related to our core operations, which may be related to the integration of Omega, the Company’s change in fiscal year and a recent indication of interest for the acquisition of the Company, could significantly impact its financial results.

A conference call will be begin at 5:00 p.m. (ET) live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID#31717586. A taped replay of the call will be available beginning at approximately 8:30 p.m. (ET) on April 21, 2015 until midnight on May 7, 2015. To listen to the replay, dial 855-859-2056, International 404-537-3406, and use access code 31717586.

Perrigo Company plc, a top five global over-the-counter (OTC) consumer goods and pharmaceutical company, offers consumers and customers high quality products at affordable prices. From its beginnings in 1887 as a packager of generic home remedies, Perrigo, headquartered in Ireland, has grown to become the world's largest manufacturer of OTC products and supplier of infant formulas for the store brand market. The Company is also a leading provider of branded OTC products, generic extended topical prescription products and receives royalties from Multiple Sclerosis drug Tysabri®. Perrigo provides “Quality Affordable Healthcare Products®” across a wide variety of product categories and geographies primarily in North America, Europe, and Australia, as well as other key markets including Israel and China. Visit Perrigo online at (http://www.perrigo.com).

Certain statements in this presentation are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including future actions that may be taken by Mylan in furtherance of its unsolicited proposal. These and other important factors, including those discussed under “Risk Factors” in the Perrigo Company’s Form 10-K for the year ended June 28, 2014, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this presentation are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This press release contains non-GAAP measures. The reconciliation of those measures to the most comparable GAAP measures is included at the end of this press release. A copy of this press release, including the reconciliations, is available on our website at www.perrigo.com.

The directors of Perrigo accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors of Perrigo (who have taken all reasonable care to ensure such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

Sources of Information and Bases of Calculation

The relevant bases of calculation and sources of information are set out below and provided in the order in which the information appears in the announcement. Where such information is repeated in the announcement the underlying sources and bases are not repeated.

The Perrigo forecasts and goals included in this announcement are derived from Perrigo’s long-range plans (LRP) and documents produced to support the long-range planning process.

The forecast for product category and new product sales forecasts and goals in this announcement are consistent with the LRP for the periods presented, which is at constant exchange rates, and reflects net sales for each category in the LRP as launching in the periods presented. The forecasted new product launch sales included in the LRP are risk-adjusted to reflect Perrigo’s assessment of the individual probability of launch of products in development and, when applicable, timing of regulatory approval. Perrigo estimates market share penetration and pricing relative to the national brand based on historical or similar product category experience. The basis for the unit volumes of Rx Pharmaceutical and Rx to OTC switches are derived from current brand sales based on readily available public information.

Overhead and material costs are derived from current spending patterns with specific capital and manufacturing expansions based on requirements generated from product sales forecast information. Perrigo estimates manufacturing cost and purchasing efficiencies as well as administrative expenditures based on the principle of achieving operating leverage. R&D forecasts are based on management’s best estimate of specific product launch timing and investment requirements to achieve expected launch dates. Current commodity pricing and currency rates are held constant over the forecast period.

Information relative to interest expense and shares outstanding are based on the current capital structure at the time the forecast is made.

A person interested in 1% or more of any class of relevant securities of Perrigo or Mylan N.V. may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules.

A disclosure table, giving details of the companies in whose "relevant securities" "dealings" should be disclosed can be found on the Irish Takeover Panel's website at www.irishtakeoverpanel.ie. "Interests in securities" arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an "interest" by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel's website.

If you are in any doubt as to whether or not you are required to disclose a "dealing" under Rule 8, please consult the Irish Takeover Panel's website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020; fax number +353 1 678 9289.

The adjusted EPS guidance provided by Perrigo in this announcement for calendar year 2015 constitutes a profit forecast for the purposes of the Irish Takeover Rules.  This profit forecast will be reported on by Perrigo's reporting accountants and financial advisors in accordance with Rule 28.3 of the Irish Takeover Rules at the relevant time.  Other than the aforementioned guidance provided by Perrigo for calendar year 2015, nothing in this announcement is intended to be a profit forecast or asset valuation and no statement in this announcement, other than aforementioned profit forecast, should be interpreted to mean that the earnings per Perrigo share for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period.

Arthur J. Shannon, Vice President, Investor Relations and Global Communications
(269) 686-1709
E-mail: ajshannon@perrigo.com

Bradley Joseph, Director, Investor Relations and Global Communications
(269) 686-3373
E-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014
Net sales	$1,049.1	$1,004.2	$3,072.3	$2,916.6
Cost of sales	670.3	689.2	1,988.0	1,884.7
Gross profit	378.8	315.0	1,084.3	1,031.9

Operating expenses
Distribution	14.7	13.9	44.0	41.2
Research and development	35.4	44.7	125.2	114.5
Selling	48.8	52.5	144.0	150.0
Administration	79.6	81.1	245.1	314.2
Write-off of in-process research and development	—	—	—	6.0
Restructuring	1.1	19.5	5.3	36.5
Total operating expenses	179.6	211.7	563.6	662.4

Operating income	199.2	103.3	520.7	369.5

Interest expense, net	43.3	26.2	100.0	77.3
Other expense, net	258.6	14.4	320.5	19.5
Loss on extinguishment of debt	—	—	9.6	165.8
Income (loss) before income taxes	(102.7)	62.7	90.6	106.9
Income tax expense (benefit)	(7.8)	14.6	19.1	33.5
Net income (loss)	$(94.9)	$48.1	$71.5	$73.4

Earnings per share
Basic earnings per share	$(0.67)	$0.36	$0.52	$0.67
Diluted earnings per share	$(0.67)	$0.36	$0.52	$0.67

Weighted average shares outstanding
Basic	140.8	133.7	137.0	108.9
Diluted	140.8	134.3	137.5	109.4

Dividends declared per share	$0.125	$0.105	$0.335	$0.285

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in millions)

	Three Months Ended		Nine Months Ended
	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014
Net income (loss)	$(94.9)	$48.1	$71.5	$73.4
Other comprehensive income (loss):
Foreign currency translation adjustments	(27.9)	6.2	(152.1)	59.3
Change in fair value of derivative financial instruments	0.8	(1.0)	(5.0)	(11.6)
Change in fair value of investment securities	1.2	10.5	0.7	5.7
Change in post-retirement and pension liability adjustments	(0.4)	—	(2.2)	(0.1)
Other comprehensive income (loss)	(26.3)	15.7	(158.6)	53.3
Comprehensive income (loss)	$(121.2)	$63.8	$(87.1)	$126.7

PERRIGO COMPANY PLC
CONSOLIDATED BALANCE SHEETS
(in millions)

	March 28, 2015	June 28, 2014
Assets
Current assets
Cash and cash equivalents	$3,430.4	$799.5
Investment securities	21.8	5.9
Accounts receivable, net of allowance for doubtful accounts of $1.8 million and $2.7 million, respectively	881.7	935.1
Inventories	637.0	631.6
Current deferred income taxes	69.9	62.8
Prepaid expenses and other current assets	89.2	116.0
Total current assets	5,130.0	2,550.9
Non-current assets
Property and equipment, net	769.2	779.9
Goodwill and other indefinite-lived intangible assets	3,467.3	3,543.8
Other intangible assets, net	6,527.8	6,787.0
Non-current deferred income taxes	27.7	23.6
Other non-current assets	260.8	195.0
Total non-current assets	11,052.8	11,329.3
Total assets	$16,182.8	$13,880.2
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$323.2	$364.3
Short-term debt	3.4	2.1
Payroll and related taxes	85.3	112.3
Accrued customer programs	282.5	256.5
Accrued liabilities	230.2	179.4
Accrued income taxes	4.0	17.4
Current deferred income taxes	—	1.1
Current portion of long-term debt	355.6	141.6
Total current liabilities	1,284.2	1,074.7
Non-current liabilities
Long-term debt, less current portion	4,367.8	3,090.5
Non-current deferred income taxes	644.6	727.9
Other non-current liabilities	300.5	293.4
Total non-current liabilities	5,312.9	4,111.8
Total liabilities	6,597.1	5,186.5
Commitments and contingencies
Shareholders’ equity
Controlling interest:
Preferred shares, $0.0001 par value, 10 million shares authorized	—	—
Ordinary shares, €0.001 par value, 10 billion shares authorized	7,704.7	6,678.2
Accumulated other comprehensive income (loss)	(19.0)	139.6
Retained earnings	1,900.0	1,875.1
	9,585.7	8,692.9
Noncontrolling interest	—	0.8
Total shareholders’ equity	9,585.7	8,693.7
Total liabilities and shareholders' equity	$16,182.8	$13,880.2

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	140.8	133.8

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Nine Months Ended
	March 28, 2015	March 29, 2014
Cash Flows From (For) Operating Activities
Net income	$71.5	$73.4
Adjustments to derive cash flows
Depreciation and amortization	381.5	237.6
Loss on acquisition-related foreign currency derivatives	324.5	—
Share-based compensation	23.7	18.5
Loss on extinguishment of debt	9.6	165.8
Non-cash restructuring charges	5.3	17.6
Loss on sales of investments	—	12.7
Excess tax benefit of stock transactions	(2.5)	(6.4)
Deferred income taxes	(84.5)	(27.1)
Other non-cash adjustments	7.1	5.0
Subtotal	736.2	497.1
Increase (decrease) in cash due to:
Accounts receivable	34.9	(90.0)
Inventories	(15.7)	19.7
Accounts payable	(28.8)	(52.4)
Payroll and related taxes	(27.4)	(40.3)
Accrued customer programs	24.0	82.6
Accrued liabilities	49.6	8.8
Accrued income taxes	(18.8)	(21.3)
Other	(18.4)	(3.4)
Subtotal	(0.6)	(96.3)
Net cash from (for) operating activities	735.6	400.8
Cash Flows From (For) Investing Activities
Acquisitions of businesses, net of cash acquired	(87.0)	(1,598.3)
Purchase of securities	—	(15.0)
Proceeds from sales of securities	—	81.4
Additions to property and equipment	(79.8)	(120.0)
Settlement of acquisition-related foreign currency derivatives	(324.5)	—
Other investing	0.8	6.2
Net cash from (for) investing activities	(490.5)	(1,645.7)
Cash Flows From (For) Financing Activities
Issuances of debt	2,504.3	3,293.6
Debt repayments	(948.2)	(2,000.0)
Deferred financing fees	(28.1)	(48.8)
Premium on early debt retirement	—	(133.5)
Issuance of ordinary shares	1,040.6	8.9
Equity issuance costs	(35.7)	—
Excess tax benefit of stock transactions	2.5	6.4
Repurchase of ordinary shares	(7.7)	(7.5)
Cash dividends	(46.5)	(32.0)
Purchase of noncontrolling interest	—	(7.2)
Other financing	(3.7)	(5.0)
Net cash from (for) financing activities	2,477.5	1,074.9
Effect of exchange rate changes on cash	(91.7)	(0.5)
Net increase (decrease) in cash and cash equivalents	2,630.9	(170.5)
Cash and cash equivalents, beginning of period	799.5	779.9
Cash and cash equivalents, end of period	$3,430.4	$609.4

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$62.1	$54.7
Interest received	$0.6	$2.1
Income taxes paid	$113.0	$83.3
Income taxes refunded	$9.1	$3.6

Table I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	March 28, 2015				March 29, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$1,049.1	$—		$1,049.1	$1,004.2	$—		$1,004.2	4%	4%
Cost of sales	670.3	101.0	(a)	569.3	689.2	101.2	(a)	588.0	-3%	-3%
Gross profit	378.8	101.0		479.8	315.0	101.2		416.2	20%	15%

Operating expenses
Distribution	14.7	—		14.7	13.9	—		13.9	6%	6%
Research and development	35.4	—		35.4	44.7	—		44.7	-21%	-21%
Selling	48.8	5.6	(a)	43.2	52.5	5.5	(a)	47.0	-7%	-8%
Administration	79.6	5.6	(a,b,c)	74.0	81.1	11.1	(a,h,i,j)	70.0	-2%	6%
Restructuring	1.1	1.1	(d)	—	19.5	19.5	(d)	—	-94%
Total operating expenses	179.6	12.3		167.3	211.7	36.1		175.6	-15%	-5%

Operating income	199.2	113.3		312.5	103.3	137.3		240.6	93%	30%
Interest expense, net	43.3	18.7	(e)	24.6	26.2	—		26.2	66%	-6%
Other expense, net	258.6	258.5	(e,m)	0.1	14.4	14.5	(k,l)	(0.1)	NM	-159%
Income (loss) before income taxes	(102.7)	390.5		287.8	62.7	151.8		214.5	-264%	34%
Income tax expense (benefit)	(7.8)	47.1	(f)	39.3	14.6	23.8	(f)	38.3	-153%	3%
Net income (loss)	$(94.9)	$343.4		$248.5	$48.1	$128.0		$176.2	-297%	41%

Diluted earnings per share	$(0.67)			$1.85	$0.36			$1.31	-286%	41%

Diluted weighted average shares outstanding	140.8	6.3	(g)	134.5	134.3			134.3	5%	—%

Selected ratios as a percentage of net sales (2)
Gross profit	36.1%			45.7%	31.4%			41.4%
Operating expenses	17.1%			15.9%	21.1%			17.5%
Operating income	19.0%			29.8%	10.3%			24.0%

(1) Amounts may not sum or cross-foot due to rounding
(2) Ratios as a % to net sales may not calculate due to rounding
NM - Calculations are not meaningful

(a) Acquisition-related amortization
(b) Omega acquisition and integration-related expenses totaling $2.0 million
(c) Increase in litigation accrual of $2.0 million
(d) Restructuring and other integration-related charges
(e) Omega financing fees
(f) Tax effect of non-GAAP adjustments
(g) Weighted average effect of 6.8 million shares issued on November 26, 2014 to finance the Omega acquisition
(h) Elan transaction costs of $3.2 million
(i) Write-up of contingent consideration of $5.8 million
(j) Litigation settlement of $2.0 million
(k) Losses on Elan equity method investments
(l) Loss on sale of investments
(m) Loss on derivatives associated with the Omega acquisition totaling $258.2 million

Table I continued
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions, except per share amounts)
(unaudited)

	Nine Months Ended
Consolidated	March 28, 2015				March 29, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$3,072.3	$—		$3,072.3	$2,916.6	$—		$2,916.6	5%	5%
Cost of sales	1,988.0	302.4	(a)	1,685.6	1,884.7	162.2	(a)	1,722.5	5%	-2%
Gross profit	1,084.3	302.4		1,386.7	1,031.9	162.2		1,194.1	5%	16%

Operating expenses
Distribution	44.0	—		44.0	41.2	—		41.2	7%	7%
Research and development	125.2	10.0	(b)	115.2	114.5	—		114.5	9%	1%
Selling	144.0	16.5	(a)	127.5	150.0	16.6	(a)	133.5	-4%	-2%
Administration	245.1	21.5	(a,c,d,e,t)	223.6	314.2	113.9	(a,m,n,o,p)	200.3	-22%	12%
Write-off of in-process research and development	—	—		—	6.0	6.0	(q)	—	-100%	NM
Restructuring	5.3	5.3	(c)	—	36.5	36.5	(c)	—	-85%	NM
Total operating expenses	563.6	53.3		510.3	662.4	173.0		489.5	-15%	4%

Operating income	520.7	355.7		876.4	369.5	335.2		704.6	41%	24%
Interest expense, net	100.0	23.7	(f)	76.3	77.3	10.0	(r)	67.3	29%	13%
Other expense, net	320.5	317.0	(f,g,h,i)	3.5	19.5	18.1	(r,s)	1.5	1,544%	133%
Loss on extinguishment of debt	9.6	9.6	(j)	—	165.8	165.8	(r)	—	-94%	NM
Income (loss) before income taxes	90.6	706.0		796.6	106.9	529.1		635.8	-15%	25%
Income tax expense (benefit)	19.1	96.6	(k)	115.7	33.5	97.0	(k)	130.5	-43%	-11%
Net income (loss)	$71.5	$609.4		$680.9	$73.4	$432.1		$505.3	-3%	35%

Diluted earnings per share	$0.52			$5.06	$0.67			$4.62	-22%	10%

Diluted weighted average shares outstanding	137.5	3.1	(l)	134.4	109.4			109.4

Selected ratios as a percentage of net sales (2)
Gross profit	35.3%			45.1%	35.4%			40.9%
Operating expenses	18.3%			16.6%	22.7%			16.8%
Operating income	16.9%			28.5%	12.7%			24.2%

(1) Amounts may not sum or cross-foot due to rounding
(2) Ratios as a % to net sales may not calculate due to rounding
NM - Calculations are not meaningful

(a) Acquisition-related amortization
(b) R&D payment of $10.0 million made in connection with collaborative arrangement
(c) Restructuring and other integration-related charges
(d) Omega acquisition and integration-related expenses totaling $13.6 million
(e) Increase in litigation accrual of $2.0 million
(f) Omega financing fees
(g) Loss on derivatives associated with the Omega acquisition totaling $322.9 million
(h) Income of $12.5 million from transfer of a rights agreement
(i) Elan equity method investment losses totaling $6.5 million, offset partially by a $1.1 million investment distribution
(j) Bridge fees and extinguishment of debt in connection with Omega financing
(k) Tax effect of non-GAAP adjustments
(l) Weighted average effect of 6.8 million shares issued on November 26, 2014 to finance the Omega acquisition
(m) Favorable escrow settlement of $2.5 million related to Sergeant's
(n) Elan acquisition and integration-related charges of $108.9 million
(o) Litigation settlement of $2.5 million
(p) Net write-up of contingent consideration of $0.8 million
(q) Write-offs of IPR&D related to the Paddock and Rosemont acquisitions
(r) Elan transaction costs and extinguishment of debt
(s) Loss on sale of investments
(t) Other acquisition-related costs of $1.4 million

Table II
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Consumer Healthcare	March 28, 2015				March 29, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$537.3	$—		$537.3	$537.3	$—		$537.3	—%	—%
Cost of sales	366.6	6.4	(a)	360.2	368.3	3.5	(a)	364.8	—%	-1%
Gross profit	170.8	6.4		177.2	169.0	3.5		172.5	1%	3%
Operating expenses	78.9	3.3	(a,b)	75.6	84.6	3.4	(a,b)	81.2	-7%	-7%
Operating income	$91.8	$9.7		$101.5	$84.4	$6.9		$91.3	9%	11%

Selected ratios as a percentage of net sales (2)
Gross profit	31.8%			33.0%	31.5%			32.1%
Operating expenses	14.7%			14.1%	15.8%			15.1%
Operating income	17.1%			18.9%	15.7%			17.0%

	Nine Months Ended
Consumer Healthcare	March 28, 2015				March 29, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$1,560.2	$—		$1,560.2	$1,612.1	$—		$1,612.1	-3%	-3%
Cost of sales	1,067.8	20.1	(a)	1,047.7	1,094.4	10.3	(a)	1,084.1	-2%	-3%
Gross profit	492.4	20.1		512.5	517.7	10.3		528.0	-5%	-3%
Operating expenses	260.4	21.5	(a,b,c)	238.9	253.9	6.7	(a,b,d)	247.2	3%	-3%
Operating income	$232.0	$41.6		$273.6	$263.8	$17.0		$280.8	-12%	-3%

Selected ratios as a percentage of net sales (2)
Gross profit	31.6%			32.8%	32.1%			32.8%
Operating expenses	16.7%			15.3%	15.7%			15.3%
Operating income	14.9%			17.5%	16.4%			17.4%

(1) Amounts may not sum or cross-foot due to rounding
(2) Ratios as a % to net sales may not calculate due to rounding

(a) Acquisition-related amortization
(b) Restructuring and other integration-related charges
(c) R&D payment of $10.0 million made in connection with collaborative arrangement
(d) Favorable escrow settlement of $2.5 million related to Sergeant's

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Nutritionals	March 28, 2015				March 29, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$129.9	$—		$129.9	$137.8	$—		$137.8	-6%	-6%
Cost of sales	94.6	3.1	(a)	91.5	102.6	3.1	(a)	99.5	-8%	-8%
Gross profit	35.3	3.1		38.4	35.2	3.1		38.3	—%	—%
Operating expenses	24.1	4.1	(a)	20.0	27.9	6.2	(a,b)	21.7	-14%	-8%
Operating income	$11.2	$7.2		$18.4	$7.3	$9.3		$16.6	53%	11%

Selected ratios as a percentage of net sales (2)
Gross profit	27.2%			29.5%	25.6%			27.8%
Operating expenses	18.5%			15.4%	20.3%			15.7%
Operating income	8.6%			14.2%	5.3%			12.1%

	Nine Months Ended
Nutritionals	March 28, 2015				March 29, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$385.7	$—		$385.7	$406.6	$—		$406.6	-5%	-5%
Cost of sales	285.2	9.3	(a)	275.9	301.8	9.2	(a)	292.6	-5%	-6%
Gross profit	100.6	9.3		109.9	104.8	9.2		114.0	-4%	-4%
Operating expenses	73.6	12.4	(a)	61.2	76.5	14.8	(a,b)	61.6	-4%	-1%
Operating income	$26.9	$21.7		$48.6	$28.3	$24.0		$52.4	-5%	-7%

Selected ratios as a percentage of net sale (2)
Gross profit	26.1%			28.5%	25.8%			28.0%
Operating expenses	19.1%			15.9%	18.8%			15.2%
Operating income	7.0%			12.6%	7.0%			12.9%

(1) Amounts may not sum or cross-foot due to rounding
(2) Ratios as a % to net sales may not calculate due to rounding

(a) Acquisition-related amortization
(b) Litigation settlement of $2.0 million

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Rx Pharmaceuticals	March 28, 2015				March 29, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$251.6	$—		$251.6	$223.4	$—		$223.4	13%	13%
Cost of sales	109.9	18.2	(a)	91.7	110.5	17.3	(a)	93.2	-1%	-1%
Gross profit	141.7	18.2		159.9	112.9	17.3		130.2	25%	23%
Operating expenses	41.7	2.2	(a,b)	39.5	35.9	6.0	(a,c)	29.9	16%	32%
Operating income	$100.0	$20.4		$120.4	$77.0	$23.3		$100.3	30%	20%

Selected ratios as a percentage of net sales (2)
Gross profit	56.3%			63.5%	50.5%			58.3%
Operating expenses	16.6%			15.7%	16.1%			13.4%
Operating income	39.7%			47.8%	34.5%			44.9%

	Nine Months Ended
Rx Pharmaceuticals	March 28, 2015				March 29, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$722.8	$—		$722.8	$673.6	$—		$673.6	7%	7%
Cost of sales	335.2	52.9	(a)	282.3	319.4	54.8	(a)	264.6	5%	7%
Gross profit	387.6	52.9		440.5	354.2	54.8		409.0	9%	8%
Operating expenses	113.2	2.6	(a,b)	110.6	93.7	11.3	(a,d,e,f,g)	82.4	21%	34%
Operating income	$274.4	$55.5		$329.9	$260.5	$66.1		$326.6	5%	1%

Selected ratios as a percentage of net sales (2)
Gross profit	53.6%			60.9%	52.6%			60.7%
Operating expenses	15.7%			15.3%	13.9%			12.2%
Operating income	38.0%			45.6%	38.7%			48.5%

(1) Amounts may not sum or cross-foot due to rounding
(2) Ratios as a % to net sales may not calculate due to rounding

(a) Acquisition-related amortization				(e) Restructuring and other integration-related charges
(b) Increase in litigation accrual of $2.0 million				(f) Net loss of $0.8 million related to the adjustment of contingent consideration to fair value
(c) Gain of $5.8 million related to the adjustment of contingent consideration to fair value				(g) Litigation settlement of $2.5 million
(d) Write-offs of IPR&D related to Paddock and Rosemont

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
API	March 28, 2015				March 29, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$30.7	$—		$30.7	$32.0	$—		$32.0	-4%	-4%
Cost of sales	14.9	0.5	(a)	14.4	18.0	0.5	(a)	17.5	-18%	-18%
Gross profit	15.8	0.5		16.3	14.0	0.5		14.5	13%	12%
Operating expenses	5.3	—		5.3	7.2	—		7.2	-27%	-27%
Operating income	$10.5	$0.5		$11.0	$6.8	$0.5		$7.3	55%	51%

Selected ratios as a percentage of net sales (2)
Gross profit	51.5%			53.0%	43.6%			45.3%
Operating expenses	17.3%			17.3%	22.6%			22.6%
Operating income	34.1%			35.6%	21.0%			22.7%

	Nine Months Ended
API	March 28, 2015				March 29, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$85.5	$—		$85.5	$105.2	$—		$105.2	-19%	-19%
Cost of sales	43.6	1.5	(a)	42.1	44.9	1.6	(a)	43.3	-3%	-3%
Gross profit	41.9	1.5		43.4	60.3	1.6		61.9	-30%	-30%
Operating expenses	17.0	—		17.0	22.9	—		22.9	-26%	-26%
Operating income	$24.9	$1.5		$26.4	$37.4	$1.6		$39.0	-33%	-32%

Selected ratios as a percentage of net sales (2)
Gross profit	49.1%			50.8%	57.4%			58.9%
Operating expenses	19.9%			19.9%	21.8%			21.8%
Operating income	29.2%			30.9%	35.5%			37.0%

(1) Amounts may not sum or cross-foot due to rounding
(2) Ratios as a % to net sales may not calculate due to rounding

(a) Acquisition-related amortization

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Specialty Sciences	March 28, 2015				March 29, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$81.9	$—		$81.9	$53.4	$—		$53.4	53%	53%
Cost of sales	72.5	72.5	(a)	—	76.3	76.3	(a)	—	-5%	NM
Gross profit	9.3	72.5		81.9	(22.9)	76.3		53.4	141%	53%
Operating expenses	3.9	0.5	(a,b)	3.4	31.6	16.9	(b)	14.7	-88%	-77%
Operating income (loss)	$5.5	$73.0		$78.5	$(54.5)	$93.2		$38.7	-110%	103%

Selected ratios as a percentage of net sales (2)
Gross profit	11.4%			100.0%	(42.9)%			100.0%
Operating expenses	4.7%			4.2%	59.1%			27.5%
Operating income (loss)	6.7%			95.8%	(102.1)%			72.5%

	Nine Months Ended
Specialty Sciences	March 28, 2015				March 29, 2014 (3)				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$260.4	$—		$260.4	$60.8	$—		$60.8	328%	328%
Cost of sales	217.6	217.6	(a)	—	85.0	85.0	(a)	—	156%	NM
Gross profit	42.8	217.6		260.4	(24.2)	85.0		60.8	-277%	328%
Operating expenses	13.0	1.6	(a,b)	11.4	49.3	31.4	(a,b)	17.9	-74%	-37%
Operating income (loss)	$29.8	$219.2		$249.0	$(73.5)	$116.4		$42.9	-141%	479%

Selected ratios as a percentage of net sales (2)
Gross profit	16.4%			100.0%	(39.8)%			100.0%
Operating expenses	5.0%			4.3%	81.0%			29.3%
Operating income (loss)	11.5%			95.7%	(120.8)%			70.7%

(1) Amounts may not sum or cross-foot due to rounding
(2) Ratios as a % to net sales may not calculate due to rounding
(3) Only includes activity from December 18, 2013 to December 28, 2013
NM - Calculations are not meaningful

(a) Acquisition-related amortization
(b) Restructuring and other integration-related charges

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Other	March 28, 2015				March 29, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$17.7	$—		$17.7	$20.2	$—		$20.2	-13%	-13%
Cost of sales	11.8	0.4	(a)	11.4	13.5	0.5	(a)	13.0	-13%	-13%
Gross profit	5.9	0.4		6.3	6.7	0.5		7.2	-12%	-13%
Operating expenses	4.6	—		4.6	5.9	—		5.9	-22%	-22%
Operating income	$1.3	$0.4		$1.7	$0.8	$0.5		$1.3	56%	30%

Selected ratios as a percentage of net sales (2)
Gross profit	33.5%			35.5%	33.3%			35.5%
Operating expenses	26.1%			26.1%	29.2%			29.1%
Operating income	7.4%			9.5%	4.2%			6.4%

	Nine Months Ended
Other	March 28, 2015				March 29, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$57.7	$—		$57.7	$58.3	$—		$58.3	-1%	-1%
Cost of sales	38.6	1.1	(a)	37.5	39.2	1.3	(a)	37.9	-2%	-1%
Gross profit	19.0	1.1		20.1	19.1	1.3		20.4	—%	-1%
Operating expenses	15.7	—		15.7	16.5	—		16.5	-4%	-4%
Operating income	$3.4	$1.1		$4.5	$2.6	$1.3		$3.9	27%	13%

Selected ratios as a percentage of net sales (2)
Gross profit	33.0%			35.0%	32.7%			35.0%
Operating expenses	27.2%			27.2%	28.2%			28.2%
Operating income	5.8%			7.8%	4.5%			6.8%

(1) Amounts may not sum or cross-foot due to rounding
(2) Ratios as a % to net sales may not calculate due to rounding

(a) Acquisition-related amortization

Table III
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Twelve Months Ended
Consolidated	December 27, 2014
	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)
Net sales	$4,171.6	$—		$4,171.6
Cost of sales	2,735.3	395.5	(a)	2,339.7
Gross profit	1,436.3	395.5		1,831.9

Operating expenses
Distribution	57.2	—		57.2
Research and development	172.6	10.0	(b)	162.6
Selling	206.4	22.4	(a)	184.0
Administration	343.7	44.8	(a,c,d,e,f)	298.9
Restructuring	34.1	34.1	(g)	—
Total operating expenses	814.0	111.3		702.7

Operating income	622.3	506.8		1,129.2

Interest expense, net	109.2	5.0	(h)	104.2
Other expense, net	69.3	63.6	(i,j,k)	5.7
Loss on sale of investment	12.7	12.7		—
Loss on extinguishment of debt	9.6	9.6	(l)	—
Income before income taxes	421.5	597.7		1,019.3
Income tax expense	75.2	101.5	(m)	176.6
Net income	$346.3	$496.2		$842.7

Diluted earnings per share	$2.57			$6.27

Diluted weighted average shares outstanding	135.0	(0.6)	(n)	134.4

(1) Amounts may not sum or cross-foot due to rounding.

(a) Acquisition-related amortization expense
(b) R&D payment of $10.0 million made in connection with collaborative arrangement
(c) Acquisition and integration-related charges totaling $15.8 million related primarily to Omega and Elan
(d) Write-up of contingent consideration of $5.8 million
(e) Litigation settlement of $2.0 million
(f) Loss contingency accrual of $15.0 million
(g) Restructuring and other integration-related charges due primarily to Elan
(h) Omega financing fees

(i) Elan equity method investment losses totaling $11.4 million
(j) Loss on derivatives associated with the pending Omega acquisition totaling $64.7 million
(k) Income of $12.5 million from transfer of a rights agreement
(l) Bridge fees and extinguishment of debt in connection with Omega financing
(m) Tax effect of non-GAAP adjustments
(n) Weighted average effect of 6.8 million shares issued on November 26, 2014 to finance the pending Omega acquisition

Calculation of adjusted diluted EPS guidance growth

Calendar Year 2014 adjusted diluted EPS	$6.27
Calendar Year 2015 adjusted diluted EPS range (1)	$7.50 - $8.00

% change	20% - 28%

(1) Non-GAAP guidance for calendar 2015 excludes amortization of intangibles, restructuring, unusual litigation charges, along with transaction and financing costs related to the Omega acquisition.  At this time, a reconciliation to GAAP earnings per share guidance for calendar 2015 is not available without unreasonable effort.  The Company expects that the unavailable reconciling items, which primarily include the amortization of intangibles and non-cash charges related to Omega, along with other expenses not related to our core operations, which may be related to the integration of Omega, the Company’s change in fiscal year and a recent indication of interest for the acquisition of the Company, could significantly impact its financial results.